Exhibit 10.1

AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT

THIS AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT (this “Amendment”) to that certain Subscription Agreement, dated as of October 5, 2020, by and between Republic Services Alliance Group III, Inc. (the “Subscriber”), and RMG Acquisition Corp., a Delaware corporation (the “Issuer”) is made as of November 18, 2020 by and among the Subscriber, the Issuer and the Company (as defined below). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Subscription Agreement, as amended by this Amendment.

WHEREAS, in accordance with Section 6.4 of the Subscription Agreement, the terms of the Subscription Agreement may be amended only by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought and with the written consent of Subscriber and Romeo Systems, Inc., a Delaware corporation (the “Company”); and

WHEREAS, Subscriber and Issuer desire to amend the terms of the Subscription Agreement in accordance with this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Number of Shares to be Sold, Subscribed for and Purchased.

(a)               The Preamble of the Subscription Agreement is hereby amended such that the aggregate amount of securities to be sold by the Issuer pursuant to the Subscription Agreement and the Other Subscription Agreements is increased to 16,000,000 from 15,000,000.

(b)               The number of Shares to be subscribed for and purchased by Subscriber is hereby amended to be increased from 500,000 to 1,500,000. All references to “Shares” in the Subscription Agreement shall be deemed to refer to 1,500,000 Shares to be purchased by the Subscriber.

2.             Company Consent. The Company hereby consents to this Amendment in accordance with Section 6.4 of the Subscription Agreement.

3.             Effect of Amendment. Except as specifically amended herein, the Subscription Agreement is hereby ratified and confirmed and shall remain in full force and effect. Each reference in the Subscription Agreement to “this Subscription Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Subscription Agreement in the other documents entered into in connection with the Subscription Agreement, shall mean and be a reference to the Subscription Agreement, as amended by this Amendment.

4.             Counterparts. This Amendment may be executed in several counterparts (including by facsimile or other electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the date first written above.

ISSUER:

RMG ACQUISITION CORP.

By:	/s/ Robert Mancini
Name:	Robert Mancini
Title:	CEO and Director

Signature Page to Amendment No. 1 to Subscription Agreement [Republic Services Alliance Group III, Inc.]

SUBSCRIBER:

Republic Services Alliance Group III, Inc.

By:	/s/ Brian Bales
Name: Brian Bales
Title: Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT [REPUBLIC SERVICES ALLIANCE GROUP III, INC.]

COMPANY:

romeo systems, inc.

By:	/s/ Lionel Selwood, Jr.
Name: Lionel Selwood, Jr.
Title: Chief Executive Officer

Signature Page to Amendment No. 1 to Subscription Agreement [Republic Services Alliance Group III, Inc.]